UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2021

TCW Special Purpose Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40107	85-4391738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

865 S. Figueroa St., Suite 1800	90017
(Address of principal executive offices)	(Zip Code)

(213) 244-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	TSPQ.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	TSPQ	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	TSPQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 18, 2021, the Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of TCW Special Purpose Acquisition Corp. (the “Company”), after discussion with the Company’s management, concluded that the Company’s previously issued audited balance sheet , dated March 4, 2021, unaudited interim financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2021 and June 30, 2021, originally filed on May 14, 2021 and August 10, 2021, respectively (collectively, the “Non-Reliance Periods”), should no longer be relied upon. Similarly, related press releases, earnings releases, and investor communications describing the Company’s financial statements for the Non-Reliance Periods should no longer be relied upon.

The Company restated its previously issued financial statements to classify all Class A common stock subject to redemption in temporary equity at redemption value, in accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in Accounting Standards Codification (“ASC”) 480-10-S99, Distinguishing Liabilities from Equity. The Company’s accounting for the shares of Class A common stock subject to redemption did not have any effect on the Company’s previously reported assets and the non-cash adjustments to the financial statement do not impact the amounts previously reported for the Company’s cash and cash equivalents or total assets.

On November 18, 2021, the Audit Committee discussed with Marcum LLP (“Marcum”), the Company’s current independent registered public accounting firm, the matters disclosed in this Item 4.02(a). The Company will restate the financial statements for the Non-Reliance Periods in its Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Third Quarter Form 10-Q”) to reclassify the Company’s shares of Class A common stock and will continue to do so in its future financial statements. The Company will disclose the impact of such restatements of the Non-Reliance Periods in its Third Quarter Form 10-Q, which the Company will file with the SEC as soon as practicable.

Management carried out an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of September 30, 2021 and concluded that, solely due to the events that led to the Company’s restatement of its financial statements, a material weakness existed and the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of September 30, 2021. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The existence of one or more material weaknesses precludes a conclusion by management that a company’s disclosure controls and procedures and internal control over financial reporting are effective. In addition, the Audit Committee, the Board, and management have begun evaluating appropriate remediation actions. The Company’s remediation plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among the Company’s personnel and third-party professionals with whom the Company consults regarding complex accounting applications.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW Special Purpose Acquisition Corp.

Date: November 18, 2021	By:	/s/ Joseph R. Shaposhnik
		Name:	Joseph R. Shaposhnik
		Title:	Chief Executive Officer

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